INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Additional Materials		by Rule 14a-6(e)(2))
☐	Soliciting Material Pursuant to Section 240.14a-12

MESA AIR GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MESA AIR GROUP, INC.

410 North 44th Street
Phoenix, Arizona 85008

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on March 2, 2004

To Our Shareholders:

      The 2004 Annual Meeting of Shareholders of MESA AIR GROUP, INC., a Nevada corporation (the “Company”), will be held at the Phoenix Airport Marriott, 1101 N. 44th Street, Phoenix, Arizona, on March 2, 2004, at 10:00 a.m., Arizona time, for the following purposes:

1. To elect seven (7) directors to serve for a one-year term;

2. To consider and vote on a proposal to ratify and approve the Company’s 2003 Employee Stock Incentive Plan;

3. To consider a proposal introduced by a shareholder to adopt a bylaw provision to subject to shareholder vote on the next shareholder ballot, the adoption or extension of any current or future poison pill and, once adopted, to subject to shareholder vote on the next shareholder ballot the removal of this bylaw provision;

4. To ratify the selection of Deloitte & Touche LLP as independent auditors for the Company; and

5. To transact such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

      The Board of Directors has fixed the close of business on January 9, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. Shares of the Company’s common stock may be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. A copy of the Company’s 2003 Annual Report, which includes audited financial statements, was mailed with this Notice and Proxy Statement to all shareholders of record on the record date.

      Management of the Company cordially invites you to attend the Annual Meeting. Your attention is directed to the attached Proxy Statement for a discussion of the foregoing proposals and the reasons why the Board of Directors encourages you to vote for approval of Proposals 1, 2 and 4 and against Proposal 3.

By Order of the Board of Directors

Jonathan G. Ornstein, Chairman of the Board
and Chief Executive Officer

Phoenix, Arizona
January 23, 2003

IMPORTANT:     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THIS MEETING. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
ELECTION OF DIRECTORS (PROPOSAL NO. 1)
BOARD AND COMMITTEE MEETINGS
COMPENSATION OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS
REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Option Grants in Last Fiscal Year
OPTION EXERCISES
EQUITY COMPENSATION PLANS
EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPARISON OF STOCK PERFORMANCE
RATIFY ADOPTION OF MESA AIR GROUP, INC. 2003 EMPLOYEE STOCK INCENTIVE PLAN (PROPOSAL NO. 2)
SHAREHOLDER PROPOSAL RELATING TO POISON PILLS (PROPOSAL NO. 3)
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (PROPOSAL NO. 4)

PROXY CARD IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

MESA AIR GROUP, INC.

410 North 44th Street
Phoenix, Arizona 85008

PROXY STATEMENT

       The Board of Directors of MESA AIR GROUP, INC., a Nevada corporation (the “Company”), is soliciting proxies to be used at the 2004 annual meeting of shareholders of the Company to be held on March 2, 2004, at 10:00 a.m., Arizona time, at the Phoenix Airport Marriott, 1101 North 44th Street, Phoenix, Arizona, and any adjournment(s) or postponement(s) thereof (the “Annual Meeting”). This proxy statement and the enclosed form of proxy will be mailed to shareholders beginning January 23, 2004.

Who Can Vote

      Shareholders of record as of the close of business on January 9, 2004 (the “Record Date”), may vote at the Annual Meeting and at any adjournment or postponement of the meeting. Each shareholder has one vote for each share of Common Stock held of record on the Record Date. On the Record Date, 31,743,807 shares of the Company’s common stock, no par value per share (the “Common Stock”), were issued and outstanding.

How You Can Vote

      All valid proxies received before the Annual Meeting and not revoked will be exercised. All shares represented by proxy will be voted, and where a shareholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If you do not specify on your proxy card how you want to vote your shares and authority to vote is not specifically withheld, we will vote your shares as follows: (i) “for” the election of the persons named in the proxy to serve as directors; (ii) “for” the proposal to ratify and approve the Company’s 2003 Employee Stock Incentive Plan; (iii) “against” the shareholder proposal to adopt a bylaw provision to subject to shareholder vote on the next shareholder ballot, the adoption or extension of any current or future poison pill and, once adopted, to subject to shareholder vote on the next shareholder ballot the removal of this bylaw provision; and (iv) “for” the ratification of Deloitte & Touche LLP (“Deloitte & Touche”) as the independent auditors of the Company. Shareholders who hold their shares in “street name” (i.e., in the name of a bank, broker or other record holder) must vote their shares in the manner prescribed by their brokers.

How You Can Revoke Your Proxy

      You can revoke your proxy at any time before it is exercised in one of three ways:

      (1) by delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy.

      (2) by duly executing and delivering to the Secretary of the Company a subsequent proxy relating to the same shares.

      (3) by attending the meeting and voting in person, provided that the shareholder notifies the Secretary at the meeting of his or her intention to vote in person at any time prior to the voting of the proxy.

Required Votes

      A plurality of votes cast by shareholders who are either present in person or represented by proxy at the meeting is required to elect the seven (7) nominees for Director under Proposal 1. Approval of proposals 2, 3 and 4 requires the affirmative vote of a majority of the shares present and entitled to vote on these proposals at the Annual Meeting. The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists and have the effect of a vote “against” any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on these proposals (so-called “broker non-votes”) are also considered “shares present” and will have the affect a vote against the proposal for which no vote is indicated.

Other Matters to Be Acted Upon at the Meeting

      We do not know of any matters other than the election of directors, the proposal to ratify and approve the 2003 Employee Stock Incentive Plan, the shareholder proposal, and the ratification of independent auditors that are expected to be presented for consideration at the Annual Meeting. If any other matters are properly presented at the meeting, the shares represented by proxies will be voted in accordance with the judgment of the persons voting those shares.

Solicitation

      The cost of soliciting proxies, including the cost of preparing and mailing the Notice and Proxy Statement, will be paid by the Company. Solicitation will be primarily by mailing this Proxy Statement to all shareholders entitled to vote at the meeting. Proxies may also be solicited by officers and directors of the Company personally or by telephone or facsimile, without additional compensation. The Company may reimburse brokers, banks and others holding shares in their names for others for the cost of forwarding proxy materials and obtaining proxies from beneficial owners.

ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

General Information

      The Company’s current directors are Jonathan G. Ornstein, Daniel J. Altobello, Robert Beleson, General Ronald R. Fogleman, Joseph L. Manson, Maurice A. Parker, and Julie Silcock. Their terms expire upon the election and qualification of their successors at the Annual Meeting. The Board has nominated each of these current directors as nominees for election as directors in the election to be held at the Annual Meeting. The Board intends to vote its proxies for the election of its nominees, for a term to expire at the Company’s 2005 Annual Meeting.

      If unforeseen circumstances make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares “for” that other person, or, if no substitute is selected by the Board prior to or at the Annual Meeting, for a motion to reduce the present membership of the Board to the number of nominees available. The information concerning the nominees and their share holdings in the Company has been furnished by the nominees to the Company.

      The seven (7) nominees receiving a plurality of votes by shares represented and entitled to vote at the Annual Meeting, if a quorum is present, will be elected as directors of the Company.

      The following table sets forth the names and ages of the directors of the Company and certain additional information:

Name	Age	Position

Jonathan G. Ornstein	46	Chairman of the Board
Daniel J. Altobello	63	Director
Robert Beleson	53	Director
Ronald R. Fogleman	62	Director
Joseph L. Manson	54	Director
Maurice A. Parker	58	Director
Julie Silcock	48	Director

Directors

      Biographical information regarding the Company’s directors is set forth below.

      Jonathan G. Ornstein was appointed President and Chief Executive Officer of the Company effective May 1, 1998. Mr. Ornstein became a director in January 1998. Mr. Ornstein assumed the role of Chairman of the Board in June 1999. On June 21, 2000, Mr. Ornstein relinquished his position as President of the Company. From April 1996 until joining the Company as Chief Executive Officer, Mr. Ornstein served as President and Chief Executive Officer and Chairman of Virgin Express S.A./ N.V., a European airline. From 1995 to April 1996, Mr. Ornstein served as Chief Executive Officer of Virgin Express Holdings, Inc. Mr. Ornstein joined Continental Express Airlines, Inc., as President and Chief Executive Officer, in July 1994 and, in November 1994, was named Senior Vice President, Airport Services at Continental Airlines, Inc. Mr. Ornstein was previously employed by the Company from 1988 to 1994, as Executive Vice President and as President of the Company’s subsidiary, WestAir Holding, Inc.

      Daniel J. Altobello has served as a director of the Company since January 1998. Mr. Altobello is the retired Chairman of LSG SkyChefs and Onex foodservices, the parent corporation of Caterair International, Inc., and LSG/ SKY Chefs. From 1989 to 1995, Mr. Altobello served as Chairman, President and Chief Executive Officer of Caterair International Corporation. From 1979 to 1989, he held various managerial positions with the food service management and in-flight catering divisions of Marriott Corporation, including Executive Vice President of Marriott Corporation and President of Marriott Airport Operations Group. Mr. Altobello began his management career at Georgetown University as Vice President of Administration Services. He is a member of the board of directors of each of the following companies: American Management Systems, Inc., World Airways, Inc., Friedman, Billings and Ramsey Group, Inc. and Thayer Capital Partners. Mr. Altobello is also a trustee of Loyola Foundation, Inc. and Mt. Holyoke College.

      Robert Beleson was elected as a director of the Company on October 23, 2003. Since May 2002, Mr. Beleson has provided marketing and strategic planning consulting services to select clients in the aviation and wine and spirit industries. This consulting service was formally organized as Brookfield Marketing, LLC on October 1, 2003. From July 2001 to April 2002 he served as Chief Marketing Officer for Avolar, a former Division of United Airlines. From March 1996 to December 2000 he served as President of M. Shanken Communications, New York, N.Y. From May 1991 to February 1996 he served as Chief Marketing Officer for Playboy Enterprises. Mr. Beleson received a B.S. from Cornell University School of Industrial and Labor Relations and an M.B.A. from Harvard Business School.

      General Ronald R. Fogleman, U.S.A.F. retired, has been a director of the Company since January 1998. Since 1997, Gen. Fogleman has been President and Chief Operating Officer of B Bar J Cattle Company and President and Chief Operating Officer of Durango Aerospace, Inc., an international aviation consulting firm. In September 1997, he retired from the Air Force with the rank of General. He served as Chief of Staff of the United States Air Force from 1994 until 1997 and as Commander-in-Chief of the United States Transportation Command from 1992 until 1994. General Fogleman currently serves on the board of directors of each of the following companies: AAR Corporation; Rolls Royce of North America; Valeant Pharmaceuticals International (formerly ICN Pharmaceuticals, Inc.); and World Airways.

      Joseph L. Manson has been a director of the Company since July 2001. Mr. Manson is a partner in the Washington, D.C. office of the law firm Piper Rudnick (which recently merged with Verner Lipfert Burnhard McPherson and Hand), where he has been employed since 1975.

      Maurice A. Parker has been a director of the Company since November 1998. From 1978 to January 1997, Mr. Parker served as a Federal Mediator for the National Mediation Board of the United States government. From 1997 to the present, Mr. Parker has worked as an independent arbitrator, mediator and consultant. In 1998, Mr. Parker obtained his Doctorate in Jurisprudence from South Texas College of Law. Mr. Parker has served as Executive Director of Regional Aviation Partners since April 2001.

      Julie Silcock has served as a director of the Company since July 2001. Since November 2000, Ms. Silcock has been the Managing Director and head of Southwest Investment Banking of Citigroup Global Market, Inc. From August 1997 to November 2000, she served as Managing Director at Donaldson, Lufkin &

Jenrette. From January 1984 to August 1997, she was an investment banker with Bear, Stearns & Co., Inc., most recently as a Senior Managing Director.

BOARD AND COMMITTEE MEETINGS

      Information concerning the three Committees maintained by the Board of Directors is set forth below. The Board Committees currently consist only of Directors who are not employees of the Company and who are “independent” within the meaning of the listing standards of the NASD.

      The Board held six meetings during the 2003 fiscal year. No director attended less than 75% of the Board meetings while serving as such director, or less than 75% of all committee meetings on which he or she served as a committee member.

      The audit, nominating and compensation committees are the standing committees of the Board. The fiscal year 2003 committees are comprised as follows1:

Audit	Nominating	Compensation

Ronald R. Fogleman*	Maurice Parker*	Daniel J. Altobello*
Julie Silcock	James Swigart	Joseph Manson
Joseph Manson	Daniel J. Altobello	Maurice Parker

      The current committees are comprised as follows:

Nominating/
Audit	Corporate Governance	Compensation

Ronald R. Fogleman*	Daniel J. Altobello*	Daniel J. Altobello*
Julie Silcock	Julie Silcock	Julie Silcock
Robert Beleson	Robert Beleson	Robert Beleson

*	Chairman

(1)	On November 19, 2003, the standing committees were reorganized. The Company merged the Nominating Committee with a newly established Corporate Governance Committee, creating a Nominating/ Corporate Governance Committee with three Committee members.

      The audit committee of the Board (the “Audit Committee”) held seven meetings during fiscal 2003. The Audit Committee, among other things, recommends the Company’s independent auditors, reviews the Company’s financial statements, reports and recommendations regarding the adequacy of internal accounting controls made by the independent auditors and considers such other matters with respect to the accounting, auditing and financial reporting procedures as it may deem appropriate or as may be brought to its attention.

      The Audit Committee acts under a written charter adopted and approved by the Board in May 2000. A copy of the original Audit Committee Charter is attached as an exhibit to the Company’s 2001 Annual Meeting Proxy Statement. The Charter was amended in April 2002 and the Amended Charter is attached as an exhibit to the Company’s 2003 Annual Meeting Proxy Statement. The Audit Committee is composed of outside directors who are not officers or employees of the Company or its subsidiaries. In the opinion of the Board and as “independent” is defined under current standards of the NASD (including the heightened independence requirements of audit committee members), these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as member of this committee.

      The nominating committee of the Board (the “Nominating Committee”) did not meet in fiscal 2003. In November 2003, the Nominating Committee was merged with a newly established corporate governance committee, creating the Nominating/ Corporate Governance Committee. The Nominating/ Corporate Governance Committee will continue to be responsible for identifying and nominating individuals qualified to serve on the Board and the Committees of the Board, as well as reviewing the effective corporate governance policies and procedures and recommending any applicable modifications thereto. The Nominating/ Corporate Governance Committee will consider, but is not required to approve, nominations for directors by shareholders for any annual meeting of the Company, provided a written recommendation is received by the Company no later than the date shareholder proposals must be submitted for consideration prior to such annual meeting.

      The compensation committee of the Board (the “Compensation Committee”) held two meetings during the 2003 fiscal year. The Compensation Committee is responsible for allocating cash compensation and stock options to senior executive officers of the Company.

      It is expected that all current committee members will be nominated for re-election to such committees at a Board meeting to be held immediately following the Annual Meeting.

      The Board of Directors adopted a Code of Ethics in fiscal 2003, which applies to the Company’s executive officers, as well as the executive officers of the Company’s subsidiaries.

      You can obtain copies of our current committee charters and Code of Ethics in the “Corporate Governance” section of our website (www.mesa-air.com) or by writing to our Corporate Secretary at 410 North 44th Street, Suite 700, Phoenix, Arizona 85008.

COMPENSATION OF DIRECTORS

Fees

      The following fees were paid to Directors who were not employees of the Company during fiscal 2003. Directors who are full-time employees of the Company receive no additional compensation for serving as directors. Board members also are reimbursed for all expenses associated with attending Board or Committee meetings.

Annual Retainer	$15,000
Fee for each Board meeting	$1,000
Fee for each telephonic meeting	$500
Fee for each Committee meeting	$500

Stock Options

      Under the Outside Director’s Option Plan, each non-employee director receives an annual grant of options to purchase 3,000 shares of Common Stock, plus the number of options to purchase Common Stock equivalent to a cash value of $20,000 as calculated pursuant to the Black-Scholes Valuation Method (collectively, the “Formula Amount”), at a risk-free rate of a ten-year zero coupon bond. Each non-employee director receives an additional Formula Amount on April 1st of each year thereafter. Upon being appointed a non-employee director after April 1, such director is granted a pro-rata portion of the Formula Amount and receives options pursuant to the plan on April 1st of each succeeding year. The amount of pro rata options granted to each new non-employee director is calculated by dividing the number of days prior to April 1st by the number of days in the calendar year and multiplying the quotient by the Formula Amount.

Other Benefits

      Each non-employee director, and certain family members of such director, receives free travel on Mesa Air and free or reduced-fare travel on certain air carriers at no cost to the Company or the director. The Company believes that the directors’ use of free air travel is “de minimis” and did not maintain any records of non-employee directors’ travel during fiscal 2003.

COMPENSATION COMMITTEE INTERLOCKS

      During the fiscal year 2003, the Compensation Committee consisted of Messrs. Altobello, Parker and Manson. None of the members of the committee held any executive officer position or other employment with the Company prior to or during such service. See Certain Relationships and Related Transactions later in this proxy statement for a discussion of payments made by the Company to certain entities in which Messrs. Manson and Parker have an interest.

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee assists the Board in fulfilling its responsibility for oversight of the internal control, accounting, auditing and financial reporting practices of the Company. Specific responsibilities of the Audit Committee include:

•	reviewing and discussing the audited financial statements with management;

•	discussing with the Company’s independent auditors information relating to the auditors’ judgments about the quality of the Company’s accounting policies and financial reporting practices;

•	recommending to the Board that the Company include the audited financials in its Annual Report on Form 10-K; and

•	overseeing compliance with the Securities and Exchange Commission requirements for disclosure of auditors’ services and activities.

      The Committee regularly meets with management to consider the adequacy of the Company’s internal controls and the integrity of it financial reporting. The Committee discusses these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors.

      The Committee regularly meets privately with management, the independent auditors and the internal auditors. Each of the independent auditors has unrestricted access to the Committee.

      The Committee retains and, if circumstances warrant, replaces the independent auditors and regularly reviews their performance and independence from management. The Committee also pre-approves all audit and permitted non-audit services and related fees.

      The Board of Directors has determined that none of the Directors serving on the Committee has a relationship to the Company that may interfere with their independence from the Company and its management. As a result, each Director who serves on the Committee is “independent” as required by NASD listing standards.

      The Board of Directors has adopted a written charter setting out the roles and responsibilities the Committee is to perform. The Board has determined that Julie Silcock of the Audit Committee is an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.

      Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls.

Review of Audited Financial Statements

      The Audit Committee has reviewed the Company’s financial statements for the fiscal year ended September 30, 2003, as audited by Deloitte & Touche, the Company’s independent auditors, and has discussed these financial statements with management. In addition, the Audit Committee has discussed with Deloitte & Touche the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, regarding the codification of statements on auditing standards. Furthermore, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche required by the Independence Standards Board Standard No. 1 and has discussed with Deloitte & Touche its independence.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended September 30, 2003 be included in the Company’s Annual Report on Form 10-K, for filing with the Securities and Exchange Commission.

      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles and that the Company’s independent accountants are in fact “independent.”

AUDIT COMMITTEE

Ronald R. Fogleman
Julie Silcock
Joseph L. Manson

DISCLOSURE OF AUDIT AND NON-AUDIT FEES

Pre-approval Policy

      In August 2003, the Audit Committee adopted a Pre-approval Policy (“Policy”) governing the approval of all audit and non-audit services performed by the independent auditor in order to ensure that the performance of such services does not impair the auditor’s independence.

      According to the Policy, the Audit Committee will annually review and pre-approve the services and fees that may be provided by the independent auditor during the following year. The Policy specifically describes the services and fees related to the annual audit, other services that are audit-related, preparation of tax returns and tax related compliance services and all other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

      Any service to be provided by the independent auditor that has not received general pre-approval under the Policy is required to be submitted to the Audit Committee for approval prior to the commencement of a substantial portion of the engagement. Any proposed service exceeding pre-approved cost levels is also required to be submitted to the Audit Committee for specific approval.

      The Audit Committee will revise the list of general pre-approved services from time to time based on subsequent determinations. The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Fees

      The following table sets forth the aggregate fees billed by Deloitte & Touche for fiscal 2002 and 2003:

				Financial
				Information Systems
				Design and
	Audit	Audit		Implementation	Other
	Fees(1)	Related(2)	Tax	Fees	Fees	Total

2002	$441,000	$122,000	$702,000	$0	$0	$1,265,000
2003	$463,000	$259,000	$487,000	$0	$0	$1,209,000

(1)	Includes fees for the annual audit and quarterly reviews.

(2)	Includes fees for services for miscellaneous compliance audits and other SEC filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of Common Stock as of September 30, 2003 by (i) each director of the Company, (ii) each of the Company’s officers named in the Summary Compensation Table (collectively, the “Named Executive Officers”), (iii) each person who is known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding

Common Stock, and (iv) all directors and executive officers as a group. Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.

	Amount and Nature of
	Beneficial Ownership

Name and Address of		Options/
Beneficial Owner	Shares	Warrants(1)	Total(1)	Percent(1)

State Street Research & Management Co	3,159,000	—	3,159,000	10.0%
One Financial Center, 30th Floor
Boston, MA 02111-2690
Putnam, LLC	2,466,445	—	2,466,445	7.8%
One Post Office Square
Boston, MA 02109
Putnam Investment Management, LLC	2,200,113	—	2,200,113	6.9%
One Post Office Square
Boston, MA 02109
Dimensional Fund Advisors Inc	1,768,969	—	1,768,969	5.6%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Directors
Jonathan G. Ornstein(2)	123,000	1,614,846	1,737,846	5.5%
James E. Swigart(3)	116,923	68,230	185,153	*
Daniel J. Altobello	6,000	52,695	58,695	*
Ronald R. Fogleman(4)	1,200	40,657	41,857	*
Joseph L. Manson	10,000	16,578	26,578	*
Robert Beleson	0	540	540	*
Maurice Parker	2,000	18,953	20,953	*
Julie Silcock	2,000	19,578	21,578	*
Officers
Michael J. Lotz	11,000	539,786	550,786	1.7%
George Murnane III	1,000	196,475	197,475	*
Michael Ferverda	0	85,400	85,400	*
Robert S. Stone	15,000	70,000	85,000	*
Brian S. Gillman	0	114,000	114,000	*
F. Carter Leake	0	130,000	130,000	*
All directors and officers as a group (15 Individuals)	288,123	2,967,738	3,255,861	10.3%

(1)	Includes options and warrants exercisable on September 30, 2003 or within 60 days thereafter. Holdings of less than 1% are indicated by “*”. Based upon 31,743,807 shares issued and outstanding as of September 30, 2003.

(2)	Includes 63,000 shares held by Mr. Ornstein’s children, mother and spouse.

(3)	Includes 5,629 shares held by Mr. Swigart’s wife and children.

(4)	Includes 1,200 shares of common stock held by B Bar J Pension Fund, which is controlled by Mr. Fogleman.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, as well as persons beneficially owning more than 10% of the outstanding Common Stock, to file certain reports of ownership with the Securities and Exchange Commission within specified time periods. Such officers, directors and shareholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of such forms all requirements received by it, or written representations from certain reporting persons, the Company believes that between October 1, 2002 and September 30, 2003, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were met except for the filing of one Form 4 by Mr. Ferverda in August 2003 and the filing of one Form 4 for Mr. Ornstein in September 2003.

EXECUTIVE COMPENSATION

      The following table sets forth compensation for fiscal years 2003, 2003 and 2001 of the Chief Executive Officer and the four other most highly compensated executive officers of the Company whose total annual salary and bonuses exceeded $100,000 at the end of fiscal 2003 (the “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation

				Other Annual	Securities	All Other
				Compensation	Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($) (1)(2)	Options (#)	($) (3)

Jonathan G. Ornstein	2003	200,000	420,000	259,782	150,000	2,377
Chief Executive Officer	2002	200,000	420,000	200,000	366,313	939
	2001	200,000	315,000	103,519	—	—
Michael J. Lotz	2003	175,000	320,000	175,000	100,000	2,450
President and	2002	175,000	320,000	175,000	239,786	1,264
Chief Operating Officer	2001	175,000	205,000	134,769	—	—
George Murnane III(4)	2003	145,000	180,000	—	40,000	—
Executive Vice President	2002	97,038	135,000	—	150,000	—
Brian S. Gillman(5)	2003	110,000	67,800	—	30,000	2,276
Vice President &	2002	110,000	75,000	—	30,000	1,266
General Counsel	2001	67,692	36,000	—	60,000	—
F. Carter Leake(6)	2003	120,000	49,400	—	25,000	2,019
Senior Vice President,	2002	120,000	67,000	—	30,000	—
US Airways Express	2001	96,546	40,000	—	75,000	—

(1)	With respect to Jonathan Ornstein, amounts reported for the fiscal years ended 2001, 2002 and 2003 include deferred compensation of $108,333, $200,000 and $200,000, respectively, and for fiscal year 2003 personal use of company aircraft of $38,786, disability and life insurance premium payments in the amount of $8,451 and $12,545 of a non-accountable expense allowance. With respect to Michael Lotz, amounts reported for the fiscal years ended 2001, 2002 and 2003 include deferred compensation of $131,250, $175,000 and 175,000, respectively.

(2)	Except for Mr. Ornstein in fiscal year 2003, does not reflect perquisites since the dollar value of these personal benefits in each reported year did not exceed the lesser of $50,000 or ten percent of each executive officer’s salary and bonus amounts.

(3)	These amounts include the Company’s vested and non-vested contributions to the individual named executive officer’s 401(k) plan account. Under the Company’s 401(k) plan, employees may contribute up to 15% of their annual salary and bonus up to a specified maximum. The Company currently makes matching contributions equal to 25% of an employee’s contributions (including officers), with a cap of 10% of the employee’s annual compensation

(4)	Mr. Murnane joined the Company on January 16, 2002.

(5)	Mr. Gillman joined the Company on February 5, 2001.

(6)	Mr. Leake joined the Company on January 11, 2001.

Option Grants in Last Fiscal Year

      The following table sets forth for each Named Executive Officer information concerning individual grants of stock options during the 2003 fiscal year.

					Potential Realizable
		Percent of			Value at Assumed
	Number of	Total			Annual Rates of Stock
	Securities	Options			Price Appreciation for
	Underlying	Granted To	Exercise of		Option Term
	Options	Employees in	Base Price(2)	Expiration
	Granted(1) (#)	Fiscal Year	($/share)	Date	5%(3) ($)	10%(3) ($)

Jonathan Ornstein	150,000	15%	$4.90	11/20/12	1,896,469	3,292,462
Mike Lotz	100,000	10%	$4.90	11/20/12	1,264,313	2,194,974
George Murnane III	40,000	4%	$4.90	11/20/12	505,725	877,990
Brian S. Gillman	30,000	3%	$4.90	11/20/12	379,294	658,492
F. Carter Leake	25,000	2%	$4.90	11/20/12	316,078	548,744

(1)	Option grants under the 1996 Stock Option Plan and the 2001 Key Officer Plan. The shares underlying option grants made pursuant to the Mesa Airline Stock Option Plan vest in annual 1/3 increments beginning one year after the date of the grant.

(2)	The exercise price was set at 100% of the closing price of the Common Stock on the grant date, as reported on the NASDAQ National Market.

(3)	Potential realizable values shown above represent the potential gains based upon annual compound stock price appreciation of 5% and 10% from October 1, 2003 through the full option term. The actual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of the Company and the Common Stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

OPTION EXERCISES

      The following table sets forth the number of shares covered by both exercisable and unexercisable stock options as of the fiscal year ended September 30, 2003, together with the values for in-the-money options which represent the positive spread between the exercise price of any such outstanding stock and the fiscal year end price of the Common Stock.

Aggregate Option Exercises In Last Fiscal Year And Year End Option Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-The-Money
			Options at	Options at
	Shares		September 30, 2003 (#)	September 30, 2003 ($)
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable(1)

Jonathan G. Ornstein	27,000	229,680	1,220,638/394,208	3,764,266/1,889,449
Michael J. Lotz	—	—	279,930/259,856	1,517,539/1,459,058
George Murnane III	—	—	56,475/140,000	252,691/724,800
Brian S. Gillman	4,000	28,781	44,000/70,000	209,680/416,200
F. Carter Leake	—	—	60,000/70,000	223,800/373,600

(1)	Based on the closing price of the Common Stock on September 30, 2003 of $11.12 per share, as reported by the NASDAQ National Market.

Amendment or Repricing of Options

      During the 2003 fiscal year, the Company did not amend or reprice any stock options held by executive officers of the Company.

EQUITY COMPENSATION PLANS

      The following table sets forth certain information as of September 30, 2003, concerning outstanding options and rights to purchase Common Stock granted to participants in all of the Company’s equity compensation plans (including the Outside Director’s Option Plan) and the number of shares of Common Stock remaining available for issuance under such equity compensation plans.

Equity Compensation Plan Information

			Number of Securities
			Remaining Available
			for Future Issuance
	Number of Securities		Under Equity
	to Be Issued upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected
	Warrants and Rights	Warrants and Rights	in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	3,921,947	$6.65	634,137
Equity compensation plans not approved by security holders(2)	500,000	$7.37	1,500,000

Total	4,421,947		2,134,137

(1)	Includes the Outside Directors’ Option Plan, as amended, which was approved by the shareholders on February 11, 2003.

(2)	The Board of Directors adopted the 2001 Key Officer Plan on July 13, 2001. An aggregate of 1,750,000 shares are authorized for issuance under this plan. The Company’s CEO and President are the only persons eligible to participate in the Plan. Options are granted pursuant to the terms of their respective employment contracts.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

      The Chief Executive Officer; the President and Chief Operating Officer; the Executive Vice President and Chief Financial Officer; the Senior Vice President, US Airways Express, and the Vice President and General Counsel have each entered into an employment agreement with the Company.

CEO Employment Agreement

      Effective as of March 14, 2001, Jonathan G. Ornstein and the Company entered into a new employment agreement, in which Mr. Ornstein agreed to serve as the Chief Executive Officer of the Company for a term of five (5) years ending March 13, 2006. Under Mr. Ornstein’s agreement, he receives a base salary of $200,000. The base salary is subject to increase based on increases in the Consumer Price Index, and is subject to annual discretionary increases upon review by the Board. Mr. Ornstein also is entitled to an annual bonus, paid quarterly, based on annual performance criteria as set forth in the agreement, which may range from $52,500 to $420,000. Additionally, the Board may approve discretionary bonuses. Upon execution of the agreement and on March 14th of each year thereafter during the term of the agreement, the Company is obligated to contribute $200,000, as deferred compensation, to an account for the benefit of Mr. Ornstein. The Company also is obligated to provide Mr. Ornstein with $5,000,000 of term life insurance, the limited use of Company aircraft, and other customary fringe benefits.

      Mr. Ornstein’s employment agreement also provides for the initial grant of stock options to purchase 150,000 shares of Common Stock, with the options vesting in one-third increments over a three-year period, and additional annual option grants of 150,000 shares throughout the term of the agreement. The exercise price for each option is determined by the market price for the Common Stock on the date the option is granted.

      The agreement provides that upon Mr. Ornstein’s disability, as defined in the agreement, he will receive on a monthly basis, his base salary, plus an annualized amount equal to his historical bonuses. The Company will make such disability payments for as long as the disability lasts, up to 48 months, and payments will continue to be made even if they extend beyond the term of the agreement. The Company is required to fund a portion of the payments with disability insurance.

      Mr. Ornstein may terminate the agreement following the occurrence of an event constituting “Good Reason.” “Good Reason” is defined as the occurrence of any of the following circumstances: (i) any change by the Company in Mr. Ornstein’s title, or any significant diminishment in his function, duties or responsibilities, (ii) any material uncured breach by the Company; or (iii) a Change in Control (as defined in the agreement) and the expiration of 90 days.

      If Mr. Ornstein’s employment is terminated (a) by the Company without Cause (as defined in the agreement), (b) by Mr. Ornstein for Good Reason, (c) by Mr. Ornstein after March 13, 2004, or (d) upon expiration of the term of the agreement, the Company is required to pay all normal accrued amounts, plus $400,000 (that is, twice the normal deferred compensation payment) on March 14th of each year through 2005 in lieu of payments that would have been made under the deferred compensation plan, and severance pay for 36 months at the rate of twice his normal salary and twice his historical bonuses. In addition, the Company has agreed to enter into a consulting agreement with Mr. Ornstein, at Mr. Ornstein’s option, the terms of which will provide for Mr. Ornstein’s retention as a consultant for a period of 10 years from its effective date at the rate of $200,000 per year.

      If any payments received by Mr. Ornstein under the agreement are treated as “golden parachute” payments and are subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Ornstein is entitled to receive “gross up” payments sufficient to cover the excise tax.

President and Chief Operating Officer Employment Agreement

      Effective as of March 14, 2001, Michael J. Lotz and the Company entered into a new employment agreement, in which Mr. Lotz agreed to serve as the President and Chief Operating Officer of the Company for a term of five (5) years ending January 1, 2006. Under Mr. Lotz’s agreement, he receives a base salary of $175,000. The base salary is subject to increase based on increases in the Consumer Price Index, and is subject to annual discretionary increases upon review by the Board. Mr. Lotz also is entitled to an annual bonus, paid quarterly based on annual performance criteria as set forth in the agreement, which may range from $40,000 to $320,000. Additionally, the Board may approve discretionary bonuses. Upon execution of the agreement and on March 14th of each year thereafter during the term of the agreement, the Company is obligated to contribute $175,000, as deferred compensation, to an account for the benefit of Mr. Lotz. The Company also is obligated to provide Mr. Lotz with $2,000,000 of term life insurance, the limited use of Company aircraft, and other customary fringe benefits.

      Mr. Lotz’s employment agreement also provides for the initial grant of stock options to purchase 100,000 shares of Common Stock, with the options vesting in one-third increments over a three-year period, and additional annual option grants of 100,000 shares throughout the term of the agreement. The option exercise price for each option is determined by the market price for the Common Stock on the date the option is granted.

      The agreement provides that upon Mr. Lotz’s disability, as defined in the agreement, Mr. Lotz will receive on a monthly basis, his base salary, plus an annualized amount equal to his historical bonuses. The Company will make such disability payments for as long as the disability lasts, up to 48 months, and payments will continue to be made even if they extend beyond the term of the agreement. The Company is required to fund a portion of the payments with disability insurance.

      Mr. Lotz may terminate the agreement following the occurrence of an event constituting “Good Reason.” “Good Reason” is defined as the occurrence of any of the following circumstances: (i) any change by the Company in Mr. Lotz’s title, or any significant diminishment in his function, duties or responsibilities, (ii) any material uncured breach by the Company; or (iii) a Change in Control (as defined in the agreement) and the expiration of 90 days.

      If Mr. Lotz’s employment is terminated (a) by the Company without Cause (as defined in the agreement), (b) by Mr. Lotz for Good Reason, (c) by Mr. Lotz after January 1, 2004, or (d) upon expiration of the term of the agreement, the Company is required to pay all normal accrued amounts, plus $350,000 (that is, twice the normal deferred compensation payment) on March 14th of each year through 2005 in lieu of payments that would have been made under the deferred compensation plan, and severance pay for 36 months at the rate of twice his normal salary and twice his historical bonuses. In addition, the Company has agreed to enter into a consulting agreement with Mr. Lotz, at Mr. Lotz’s option, the terms of which will provide for Mr. Lotz’s retention as a consultant for a period of 10 years from its effective date at the rate of $150,000 per year.

      If any payments received by Mr. Lotz under the agreement are treated as “golden parachute” payments and are subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Lotz is entitled to receive “gross up” payments sufficient to cover the excise tax.

Executive Vice President and CFO Employment Agreement

      Effective December 6, 2001, George Murnane III and the Company entered into an employment agreement, in which Mr. Murnane agreed to serve as Executive Vice President of the Company for a term of four (4) years ending December, 2005. In February 2003, Mr. Murnane was appointed Chief Financial Officer of the Company. Under Mr. Murnane’s employment agreement, Mr. Murnane receives a base salary of $145,000. The base salary is subject to increases in the Consumer Price Index, and is subject to annual discretionary increases upon review by the Board. Mr. Murnane is also entitled to an annual bonus paid quarterly based on annual performance criteria as set forth in the agreement, which may range from $40,000 to $180,000. The Company also is obligated to provide Mr. Murnane with $2,000,000 of term life insurance and other customary fringe benefits.

      Mr. Murnane’s employment agreement also provides for the initial grant of stock options to purchase 150,000 shares of Common Stock, with the options vesting in one-third increments over a three-year period, and additional annual option grants of not fewer than 40,000 shares throughout the term of the agreement. The option exercise price for each option is determined by the market price for the Common Stock on the date the option is granted.

      The agreement provides that upon Mr. Murnane’s disability, as defined in the agreement, Mr. Murnane will receive on a monthly basis, his base salary, plus an annualized amount equal to his historical bonuses. The Company will make such disability payments for as long as the disability lasts, up to 48 months, and payments will continue to be made even if they extend beyond the term of the agreement. The Company is required to fund a portion of the payments with disability insurance.

      Mr. Murnane may terminate the agreement following the occurrence of an event constituting “Good Reason.” “Good Reason” is defined as the occurrence of any of the following circumstances: (i) any change by the Company in Mr. Murnane’s title, or any significant diminishment in his function, duties or responsibilities and (ii) any material uncured breach by the Company or relocation of Mr. Murnane outside Maricopa County without prior written consent.

      If Mr. Murnane’s employment is terminated (a) by the Company without Cause (as defined in the agreement) or (b) by Mr. Murnane for Good Reason, the Company is required to pay all normal accrued amounts plus pay Mr. Murnane the greater of (i) salary and bonus payments calculated at the threshold level and (ii) salary and bonus payment, calculated at the minimum level, equal to two years of service. Upon termination by the Company or by Mr. Murnane following a Change in Control (as defined in the agreement), the Company must pay all normal accrued amounts plus payment representing four years of salary and bonus calculated at the minimum level, with an agreed minimum payment of at least one million dollars.

      If any payments received by Mr. Murnane under the agreement are treated as “golden parachute” payments and are subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Murnane is entitled to receive “gross up” payments sufficient to cover the excise tax.

Other Employment Agreements

      Upon his appointment as Vice President and General Counsel, Mr. Gillman and the Company entered into an employment agreement. Upon his appointment as Senior Vice President, US Airways Express, the

Company amended its employment agreement with Mr. Leake to reflect his new duties. Both of these employment agreements provide for cash and non-cash compensation. Mr. Leake and Mr. Gillman receive a base salary of $120,000 and $110,000, respectively, and are eligible to receive quarterly bonuses of varying minimum amounts ranging from at least 5% to at least 25% of their respective base salaries. Further, these employment agreements differ from Mr. Ornstein’s and Mr. Lotz’s with respect to lump sum payments due to each of them upon termination by the Company without Good Cause or by either of them for Good Reason and with respect to the retention of either of them as consultants thereafter.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee consists of three non-employee directors, Messrs. Altobello, Parker and Manson. The Compensation Committee has the responsibility for allocation of cash compensation and stock options to senior executive officers of the Company. The Compensation Committee primarily administers the Company’s cash compensation plans and employee stock option plans. In those instances in which Rule 16b-3 of the Securities Exchange Act of 1934 requires grants or awards of stock options to be made by a “disinterested” committee, the Compensation Committee is solely responsible for the administration of such plans.

      The entire Board regularly reviews the Compensation Committee decisions relating to executive compensation. The Company’s executive compensation policies, as endorsed by the Compensation Committee, have been designed to provide a balanced compensation program that will assist the Company in its efforts to attract, motivate and retain talented executives who the Compensation Committee and senior management believe are important to the long-term financial success of the Company. The employment contracts of Messrs. Ornstein, Lotz and Murnane provide for bonuses. Bonuses are limited to prescribed percentages of base salary, based upon the percentage growth in earnings per share (“EPS”) of the Company. Growth in EPS is categorized at four levels: (1) Minimum — any growth in EPS during the prior fiscal year; (2) Threshold — 5.0% to 9.9% growth in EPS; (3) Target — 10.0% to 14.9% growth in EPS; and (4) Maximum — 15.0% or greater growth in EPS. The Board may also approve discretionary bonuses. In addition to salaries and bonuses, an integral part of executive compensation is the issuance of stock options on an annualized basis to key employees under the Key Officer Stock Option Plan and the 1996 Stock Option Plan (together, the “Stock Option Plans”).

      The Key Officer Stock Option Plan provides for options to be issued to the CEO and President at set dates for prescribed amounts. The 1996 Stock Option Plan provides for options to be issued to officers and key employees at the discretion of the Compensation Committee upon recommendation by the Chief Executive Officer. The options granted under the foregoing Stock Option Plans vest at the rate of approximately one-third per year commencing one year after the grant date. The options have a 10-year term and are subject to standard option provisions, including the requirement of continued employment and provisions to deal with termination of employment due to retirement, death or disability. Under the Stock Option Plans, options will be issued at the weighted average price of Common Stock on the date of grant. The total number of options granted under all Stock Option Plans in fiscal 2003 was 987,850. The Compensation Committee believes that the issuance of stock options to officers and key employees related to the appreciation of the Common Stock provides equitable incentives to increase the profitability of the Company.

Compensation Committee

Daniel J. Altobello
Joseph L. Manson
Maurice A. Parker

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In February 1999, the Company entered into an agreement with Barlow Capital, LLC (“Barlow”), whereby Barlow would provide financial advisory services related to aircraft leases, mergers and acquisitions, and certain other financing arrangements. The Company paid fees totaling $1.3 million, $0.9 million and $0.8 million to Barlow in fiscal 2003, 2002 and 2001, respectively, for arranging for leasing companies to participate in the Company’s various aircraft financings under this agreement. At December 22, 2003, Jonathan Ornstein, the Company’s Chairman of the Board and Chief Executive Officer, George Murnane III, the Company’s Executive Vice President and Chief Financial Officer were each members of Barlow and each hold a 25% membership interest therein. James Swigart, a former member of the Company’s Board of Directors, withdrew as a member of Barlow effective October 3, 2003. Prior to Mr. Swigart’s withdrawal from Barlow, each of Messrs. Swigart, Ornstein and Murnane held a 20% membership ownership interest in Barlow. Distributions to the members are determined by the members on a year-by-year basis and are not based on a member’s percentage interest in Barlow. Substantially all of Barlow’s revenues are derived from its agreement with the Company.

      On September 9, 1998, the Company entered into an agreement with International Airline Support Group (“IASG”) whereby the Company would consign certain surplus parts to IASG to sell on the open market. IASG in turn would submit proceeds from such sales to the Company less a market-based fee. At September 30, 2003 and 2002, the Company had $2.5 million and $2.4 million, respectively, in inventory on consignment with IASG. The Company had accounts receivable from IASG for the proceeds from inventory sales of $0.2 million and $10,000 as of September 30, 2003 and 2002, respectively. During fiscal 2003, 2002 and 2001, respectively, the Company paid IASG approximately $0.4 million, $0.3 million and $0.6 million in commissions on sales of surplus aircraft parts. During 2003, IASG provided consultation on determining the fair value of the Company’s surplus inventory. Mr. Ronald Fogleman, a member of the Company’s Board of Directors and Mr. Murnane were members of the board of directors of IASG during fiscal 2003 and Mr. Murnane was an executive officer of IASG before joining the Company. Messrs. Fogleman and Murnane resigned from the Board of Directors of IASG in mid-2003. In September 2003, IASG ceased operations.

      The Company provides reservation services to Europe-By-Air, Inc. The Company billed Europe-By-Air approximately $61,000 during fiscal 2003 and $0.1 million for these services during fiscal 2002 and 2001. At September 30, 2003 and 2002, the Company had receivables from Europe-By-Air of $35,000 and $32,000, respectively. Mr. Ornstein and Mr. Swigart are major shareholders of Europe-By-Air.

      The Company has used the services of the law firm of Piper Rudnick (formerly Verner, Liipfert, Bernhard, McPherson and Hand) for labor related actions. The Company paid Piper Rudnick $0.3 million and $0.6 million for legal-related services in 2003 and 2002, respectively. Mr. Joseph Manson, a member of the Company’s Board of Directors, is a partner with Piper Rudnick.

      During fiscal 2001, the Company established Regional Airline Partners (“RAP”), a political interest group formed to pursue the interests of regional airlines, communities served by regional airlines and manufactures of regional airline equipment. Mr. Maurice Parker, a member of the Company’s Board of Directors, is the Executive Director of RAP. During 2003, 2002 and 2001, the Company paid RAP’s operating costs totaling approximately $200,000, $165,000 and $18,000, respectively. Included in these amounts are wages and expenses of Mr. Parker, which amounted to $114,000, $99,000 and $4,000 in fiscal 2003, 2002 and 2001, respectively. Since inception, the Company has financed 100% of RAP’s operations.

      In September 2001, the Company entered into an agreement to form UFLY, LLC (“UFLY”), for the purpose of making strategic investments in US Airways, Inc. In September 2001, the Company began making investments in US Airways common stock on behalf of the Company and the other investors. UFLY was formally established in October 2001. In fiscal 2002, the Company contributed $5.0 million in investments and the other members contributed $5.0 million in cash to form UFLY. Also during 2002, UFLY made capital distributions of $2.5 million back to the Company and $3.0 million to the other members. Shares held by the Company prior to formation sustained an unrealized loss at September 30, 2001 of approximately $1.0 million. UFLY had investment gains of $28,000 and investment losses of $1.9 million during fiscal 2003 and 2002, respectively. Mr. Ornstein is a shareholder/owner and managing member of UFLY. Mr. Ornstein received no additional compensation from the Company or UFLY for his role as managing member of UFLY. As of September 30, 2003, all of UFLY’s remaining assets have been distributed and UFLY has been dissolved.

      In fiscal 2003, Durango Pro-Focus used the services of the Company for pilot training. The Company billed Durango Pro-Focus $45,000 in fiscal year 2003 for pilot training services. Mr. Fogleman a major shareholder and the President and Chief Executive Officer of Durango Pro-Focus. The Company had accounts receivable of $45,000 from Durango Pro-Focus as of September 30, 2003.

      The Company will enter into future business arrangements with related parties only where such arrangements are approved by a majority of disinterested directors and are on terms at least as favorable as those available from unaffiliated third parties.

COMPARISON OF STOCK PERFORMANCE

      Set forth below is a graph comparing the five-year cumulative shareholder return on the Common Stock against the five-year cumulative total return on the CRSP Index for NASDAQ Stock Market, U.S. Companies, and the American Stock Exchange Airline Index (the “Peer Group”). The graph assumes an initial investment of $100.00 and reinvestment of dividends, if any.

	Sep-98	Sep-99	Sep-00	Sep-01	Sep-02	Sep-03

Mesa Air Group, Inc.	100	123	109	65	73	222
NASDAQ Stock Market (U. S. Companies)	100	163	217	89	70	106
AMEX Airline Index	100	98	100	48	23	44

RATIFY ADOPTION OF MESA AIR GROUP, INC.

2003 EMPLOYEE STOCK INCENTIVE PLAN

(PROPOSAL NO. 2)

      At the Annual Meeting, stockholders will be asked to approve the Company’s 2003 Employee Stock Incentive Plan (the “2003 Plan”), which was adopted by the Board of Directors, subject to approval by the Company’s stockholders. The Company’s Board of Directors considers the 2003 Plan to be important to the Company’s ability to appropriately compensate its officers and employees as the Company continues to grow. In this respect, the 2003 Plan will serve the objectives previously implemented under the Company’s 1996 Stock Option Plan, as amended (the “1996 Plan”). Substantially all of the shares authorized under the 1996 Plan have either been issued or are subject to currently outstanding options or other awards under the 1996 Plan.

Vote Required

      Approval of the 2003 Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

Summary of the 2003 Plan

      The following summary of the main features of the 2003 Plan is qualified in its entirety by reference to the complete text of the 2003 Plan, which is set forth as Appendix A to this Proxy Statement. For purposes of the discussion contained in this Proposal No. 2, a capitalized term shall have the meaning assigned to such term in the 2003 Plan except as otherwise provided.

      The 2003 Plan authorizes the grant and issuance of three different types of Awards:

      Options (“Stock Options”), which can qualify as “incentive stock options” under the Tax Code or as “non-qualified stock options;”

      Restricted Stock, which is stock that is contingent on an employee satisfying conditions, including without limitation continued employment, passage of time or satisfaction of performance criteria; and

      Performance Shares, which are performance bonuses paid in either cash or shares of Common Stock (“Shares”).

      The 2003 Plan has a number of special terms and limitations, including:

      The exercise price for Stock Options granted under the 2003 Plan must at least equal the Shares’ fair market value at the time the Stock Option is granted;

      The 2003 Plan expressly states that Stock Options granted under it can not be “repriced,” as defined in the 2003 Plan;

      Except for ISOs (see below), 1,000,000 shares; plus, the number of shares subject to awards granted under the Company’s 1996 Stock Option Plan but which are not issued as a result of the cancellation, expiration or forfeiture of such awards (the “1996 Plan Shares”) are proposed to be available for issuance under the 2003 Plan;

      However, no more than 1,000,000 shares (provided that such Shares shall not include the 1996 Plan Shares) may be issued pursuant to the exercise of ISOs granted under the 2003 Plan; and

      Stockholder approval is required for certain types of amendments to the 2003 Plan.

      The 2003 Plan is designed to enable the Company to attract, retain and motivate its officers and other key employees, and to further align their interests with those of the stockholders of the Company, by providing for or increasing the proprietary interest of such persons in the Company.

      The 2003 Plan has various provisions so that Awards under it may, but need not, qualify for an exemption from the “short swing liability” provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 and/or qualify as “performance based compensation” that is exempt from the $1 million limitation on the deductibility of compensation under Section 162(m) of the Tax Code. However, stockholder approval of the class of eligible participants, the per person annual award limitations and the “Qualifying Performance Criteria” potentially associated with Awards granted under the 2003 Plan are required in order for awards under the 2003 Plan to qualify potentially as “performance based compensation” under Tax Code Section 162(m).

      The 2003 Plan’s per person award limitations for purposes of Section 162(m) are as follows: (1) the aggregate number of Shares subject to Stock Options granted under the 2003 Plan during any calendar year to any one participant may not exceed 150,000; and (2) the aggregate number of Shares issued or issuable under all Awards other than Stock Options granted under the 2003 Plan during any calendar year to any one participant may not exceed 50,000. In the future, if such limitations are not required under Code Section 162(m), then a change in such limitations shall not be subject to stockholder approval.

Eligibility

      Participants in the 2003 Plan can be any person who is an employee or prospective employee of the Company or any subsidiary. The Compensation Committee of the Board of Directors has not yet determined how many individuals will ultimately participate in the 2003 Plan. Accordingly, benefits or amounts that will be received by or allocated to eligible participants in the 2003 Plan are not determinable and neither is the amounts that would have been received by or allocated participants for fiscal 2003 had the 2003 Plan been in place during such period. While it is generally expected that the same categories of executives and employees who participate under the 1996 Plan will be eligible to participate under the 2003 Plan, Awards may from time to time be granted to employees who are not in these groups but who have otherwise distinguished themselves for their contributions to the Company or who are expected to make significant contributions to the Company.

Administration

      The 2003 Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors, although the Board of Directors may exercise any authority of the Committee under the 2003 Plan in lieu of the Committee’s exercise thereof. The Committee may designate subcommittees and may delegate certain administrative functions to others.

      Subject to the express provisions of the 2003 Plan, the Committee has broad authority to administer and interpret the 2003 Plan, including, without limitation, authority to determine who is eligible to participate in the 2003 Plan and to which of such persons, and when, Awards are granted under the 2003 Plan, to determine the number of shares of Common Stock subject to Awards and the exercise or purchase price of such shares under an Award, to establish and verify the extent of satisfaction of any performance goals applicable to Awards, to prescribe and amend the terms of the agreements evidencing Awards made under the 2003 Plan, and to make all other determinations deemed necessary or advisable for the administration of the 2003 Plan.

Stock Subject to the 2003 Plan

      Except for ISOs (see above), the aggregate number of Shares that can be issued under the 2003 Plan may not exceed 1,000,000, plus the 1996 Plan Shares. If the outstanding Shares or other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the Committee may appropriately and equitably adjust the number and kind of Shares or other securities which are subject to the 2003 Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities without changing the aggregate exercise or settlement price, provided, however, that such adjustment shall be made so as to not affect the status of any Award intended to qualify as an ISO or as “performance based compensation” under Section 162(m) of the Tax Code. For purposes of calculating the aggregate number of Shares issued under the 2003 Plan, only the number of shares actually issued upon exercise or settlement of an Award and not delivered to or retained by the Company upon cancellation, expiration or forfeiture of an Award or in payment or satisfaction of the purchase price or exercise price of an Award shall be counted.

Awards

      The 2003 Plan authorizes the grant and issuance of the following types of Awards: Stock Options, Restricted Stock, and Performance Shares.

      Stock Options. Subject to the express provisions of the 2003 Plan and as discussed in this paragraph, the Committee has discretion to determine the vesting schedule of Stock Options, the events causing a Stock Option to expire, the number of shares subject to any Stock Option, the restrictions on transferability of a Stock Option, and such further terms and conditions, in each case not inconsistent with the 2003 Plan, as may be determined from time to time by the Committee, except that no Stock Options granted to an employee may become exercisable within one (1) year of the grant date. The 2003 Plan expressly provides that the Company can not “reprice” Stock Options. The exercise price for Stock Options may not be less than 100% of the fair market value of the Common Stock (as determined pursuant to the 2003 Plan) at the time the Stock Option is granted. The exercise price of an Stock Option may be paid through various means specified by the Committee, including in cash or check, by delivering to the Company shares of Common Stock, by a reduction in the number of shares issuable pursuant to such option, or by a commitment to pay by a stock broker to pay over proceeds from the sale of shares issuable under a Stock Option. Stock Options granted under the 2003 Plan may be either incentive stock options (“ISOs”) qualifying under Section 422 of the Tax Code or non-qualified stock options (“NQSOs”), which are not intended to qualify as ISOs.

      Restricted Stock. The Committee may make awards of restricted stock to participants, which will be subject to restrictions on transferability and other restrictions as the Committee may impose, including, without limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock. These awards may be subject to forfeiture upon any conditions or criteria established by the Committee, including without limitation termination of employment or upon a failure to satisfy Qualifying Performance Criteria during the applicable restriction period. In addition, in the discretion of the Compensation Committee, awards of restricted stock may be issued upon participants meeting certain Qualifying Performance Criteria.

      Performance Shares. Performance Shares is an award to receive a number Shares, the payment of which is contingent upon the participant achieving certain performance standards derived from the Qualifying Performance Criteria, which is described below. Once the conditions and terms for the performance Shares have been met, the Performance Shares shall be payable either in cash or Shares (or both) by reference to the fair market value of the Shares enumerated in the Performance Shares at such times as indicated in the Award. The Committee also may impose restrictions on such Awards, including on its transferability.

Qualifying Performance Criteria

      Subject to stockholder approval of the 2003 Plan, the performance criteria for any Award that is intended to satisfy the requirements for “performance based compensation” under Code Section 162(m) shall be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole, to a business unit or subsidiary, or based on comparisons of any of the performance measures relative to other companies, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share or increases of same, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital or investment, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) pre-tax or after-tax profit levels expressed in either absolute dollars, (p) revenues or revenue growth, (q) economic or cash value added, (r) results of customer satisfaction surveys, (s) other measures of performance, quality, safety, productivity or process improvement, (t) market share, (u) overhead or other expense reduction, (v) departure or on-time arrival performance, and (w) baggage handling. These factors may have a minimum performance standard, a target performance standard and a maximum performance standard. The Committee shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

Transferability of Awards and Other Provisions Applicable to Awards

      Generally, Awards granted under the 2003 Plan may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto.

      The 2003 Plan has provisions designed so that it qualifies as an “eligible plan” under the margin provisions of Regulation U, by expressly providing that the Committee may, but is not required to, loan the amount necessary to purchase shares and/or pay taxes under any award. The 2003 Plan also provides that the Committee may, but need not, provide that the holder of an Award has a right under an Award to receive a number of shares or cash, or a combination thereof, the amount of which is determined by reference to the value of the Award. Finally, the 2003 Plan does not limit the Company’s right to make other arrangements to provide stock options and other forms of compensation arrangements as it determines appropriate.

Amendments and Termination

      The Board of Directors may amend, alter or discontinue the 2003 Plan or any agreement evidencing an Award made under the 2003 Plan, but no such amendment shall, without the approval of the stockholders of the Company:

(a) change the maximum number of shares of Common Stock for which Awards may be granted under the 2003 Plan;

(b) reduce the price at which Options may be granted below the price provided for in Section 6.2 of the 2003 Plan;

(c) reduce the exercise price of outstanding Options;

(d) extend the term of the 2003 Plan;

(e) change the class of persons eligible to be Eligible Persons or Participants; or

(f) increase the number of shares that are eligible for non-Option Awards.

      The Board may amend, alter or discontinue the 2003 Plan or any agreement evidencing an Award made under the 2003 Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder’s consent, under any Award theretofore granted; provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any change in control, recapitalization, stock dividend, stock split, reorganization, merger, consolidation or similar type transaction that such amendment or alteration either is required or advisable in order for the Company, the 2003 Plan, or any Award granted, to satisfy any law or regulation or to meet the requirements of any accounting standard.

      No Award granted under the 2003 Plan shall be granted pursuant to the 2003 Plan more than 10 years after the date of the adoption of the 2003 Plan by the Company’s stockholders.

Federal Income Tax Consequences

      The following discussion of the federal income tax consequences of the 2003 Plan is intended to be a summary of applicable federal law as currently in effect. State and local tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the 2003 Plan or of Awards granted there under. Because the federal income tax rules governing Awards and related payments are complex and subject to frequent change, and they depend on the Participant’s individual circumstances, Participants are advised to consult their tax advisors prior to exercise of options or other Awards or dispositions of stock acquired pursuant to Awards.

The Stock Options

      ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to satisfy the requirements of Section 422 of the Tax Code. NQSOs need not satisfy such requirements.

     ISOs

      No taxable income will result to a Participant upon the grant of an ISO. Upon the exercise of an ISO, any excess of the fair market value of the stock over the option price is a tax preference item that may result in the imposition of the alternative minimum tax in the year of exercise. However, if any of such shares are disposed of by the Participant in a disqualifying disposition (see below) in the same taxable year as the exercise, there will be no item of tax preference as to such disposed shares, although the Participant will recognize ordinary income as discussed below. In cases where the exercise of the option does produce an item of tax preference, the basis of the stock for purposes of the alternative minimum tax will include the amount of such tax preference item.

      On the subsequent sale of stock acquired by the exercise of an ISO, gain or loss will be recognized in an amount equal to the difference between the amount realized on the sale and the Participant’s tax basis in the stock sold. The tax basis of stock acquired solely for cash will be equal to the amount of cash paid. If an ISO is exercised using previously acquired stock (or stock and cash) in payment, the Participant’s tax basis for the number of shares of stock received equal to the number used in payment shall be the same as the Participant’s basis in the stock used as payment. The Participant’s aggregate tax basis in any additional stock received will be equal to the amount of cash paid (if any).

      If a disposition of stock does not take place until more than two years after grant and more than one year after exercise of the option, any gain or loss realized will be treated as long-term capital gain or loss. Under such circumstances, the Company will not be entitled to a deduction for income tax purposes in connection with the exercise of the option. If a disposition occurs within two years after grant or one year after exercise of the option, the difference between the fair market value of the stock on the date of exercise and the tax basis in the stock is taxable as compensation income to the Participant and is deductible by the Company for federal income tax purposes. Any additional amount realized on the disposition will be taxed as either long-term or short-term capital gain.

      If the option price of an ISO is paid by using stock that was acquired upon the exercise of an ISO (“Payment Shares”) and the Payment Shares have not been held for more than one year from exercise and two years from grant, the transfer of such Payment Shares to exercise an ISO will be treated as a “disposition” of such Payment Shares. Upon such disposition, the excess of the fair market value of the Payment Shares on the date they had originally been acquired (or, if less, the fair market value of the Payment Shares on the date of disposition) over the Participant’s tax basis in such Payment Shares is taxable as compensation income to the Participant and is deductible by the Company.

NQSO

      In general, no taxable income will be recognized by the Participant, and no deduction will be allowed to the Company, upon the grant of a NQSO. Upon exercise of an unrestricted NQSO, a Participant will recognize ordinary income (and the Company will be entitled to a corresponding tax deduction) in an amount equal to the amount by which the fair market value of the shares on the exercise date exceeds the option exercise price. Any gain or loss realized by a Participant on disposition of such shares generally is a capital gain or loss and does not result in any tax deduction to the Company.

Restricted Stock

      A grant of restricted stock does not result in income to the Participant or a corresponding tax deduction for the Company until the shares are no longer subject to restrictions, or forfeiture, unless the Participant, elects under Section 83(b) of the Code to have the amount of income to the Participant (and deduction to the Company) determined at the date of the grant. At the time of lapse of restrictions (or a Section 83(b) election), the Participant generally will recognize ordinary income equal to the fair market value of the shares less any amount paid for them, and the Company will be entitled to a tax deduction in the same amount (subject to certain restrictions set forth below under Section 162(m) of the Code. Any dividends paid on restricted stock will be treated as compensation for federal income tax purposes, unless the Participant has made a Section 83(b) election. After the restrictions have lapsed (or a Section 83(b) election has been made), the Participant may treat appreciation subsequent to such time as capital gain (depending on the holding period for the shares). Participants receiving Restricted Stock should consult their tax advisors regarding the ability and advisability of making the Section 83(b) election, including the limitations on claiming a loss if the shares decline in value or are forfeited after receipt.

Performance Shares

      No taxable income generally is reportable when a Performance Share is granted to a Participant. Upon satisfaction of the criteria established by the Committee and upon having the right to receive the cash and/or the Shares based on the timing set by the Committee, the Participant will recognize compensation income in an amount equal to the amount of cash received and the fair market value of any Shares. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Withholding and Other Issues for Employees

      The Company generally will be entitled to withhold any required taxes in connection with the exercise or payment of an Award, and may require the participant to pay such taxes as a condition to exercise of an

Award. Special rules will apply in cases where a recipient of an Award pays the exercise or purchase price of the Award or applicable withholding tax obligations under the 2003 Plan by delivering previously owned shares or by reducing the number of shares otherwise issuable pursuant to the Award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired, and may constitute a disposition for purposes of applying the ISO holding periods as discussed above.

      The Committee, pursuant to the terms of the agreements or other documents pursuant to which specific Awards are made under the 2003 Plan, may agree to reimburse Participants for some or all of the federal, state and local income taxes associated with the grant or exercise of an Award or the receipt of the cash or Shares from an Award, or the 20% excise tax on any “excess parachute payments” under Code Sections 280G and Code Section 4999, and may agree to reimburse the additional federal, state and local income tax from the reimbursement payments made.

Tax Effect to Company

      The Company generally will be entitled to a tax deduction in connection with an Award under the 2003 Plan in an amount equal to the compensation income (ordinary income) realized by a Participant and at the time the Participant recognizes such income (for example, the exercise of a NQSO). Special rules limit the deductibility of compensation paid to certain Covered Employees of the Company (as defined by Code Section 162(m)(3)). Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these Covered Employees will be deductible only to the extent that it does not exceed $1,000,000 or if the compensation is paid solely on account of attaining one or more pre-established, objective performance goals. The 2003 Plan has been constructed such that some Awards in the Committee’s discretion may qualify as “performance-based compensation” under Section 162(m) of the Code and thus would be deductible even if the total compensation paid to the Covered Employee is in excess of $1,000,000. However, whether an Award will qualify under Section 162(m) as “performance-based compensation” will depend on the terms, conditions and type of the Award issued the Covered Employee. For example, grants of Options or Restricted Stock often vest only according to the optionee’s or Grantee’s length of employment rather than pre-established performance goals. Therefore, the compensation derived from the Awards made to Covered Employees may not be deductible by the Company to the extent the Covered Employee’s total compensation exceeds $1 million.

Required Vote

      Approval of the 2003 Plan requires the affirmative vote of a majority of shares of Common Stock present at the Annual Meeting in person or by proxy. Abstentions are considered present for this proposal, so they will have the same effect as votes against the 2003 Plan. Broker non-votes are not considered present for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

VOTE “FOR” APPROVAL OF THE 2003
MESA AIR GROUP, INC. EMPLOYEE STOCK INCENTIVE PLAN.

SHAREHOLDER PROPOSAL RELATING TO POISON PILLS

(PROPOSAL NO. 3)

      One of the Company’s shareholders has given notice of her intention to introduce the following proposal for consideration and action by the shareholders at the Annual Meeting. The proposed resolution and accompanying supporting statement has been provided by the shareholder/ proponent. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the proposal.

      This shareholder proposal is submitted by E. Pauline Berberian, 801 Viewpointe Drive, St. Charles, IL 60174, who owns 92 shares of Common Stock.

3 — Poison Pill Subject to Shareholder Vote

This topic won 71% of our yes-no votes at our 2003 annual shareholder meeting
This topic won an average 60%-yes vote at 50 companies in 2002 according to the Investor
Responsibility Research Center

      This is to recommend a bylaw to subject to shareholder vote on the next shareholder ballot, the adoption or extension of any current or future poison pill. Once adopted, removal of this proposal would be subject to shareholder vote on the next shareholder ballot.

      This proposal is submitted by E. Pauline Berberian.

Shareholders’ Central Role

      Putting poison pills to a vote is a way of affirming the central role that shareholders should play in the life of a corporation. Eliminating the poison pill is a way of ensuring that management faces the same accountability that other workers do. There are often reasons that hostile takeovers should fail. But anti-democratic schemes to flood the market with diluted stock are not one of them. Source: The Motley Fool.

      The key negative of poison pills is that pills can preserve management deadwood instead of protecting investors. Source: Moringstar.com.

      Poison pills are akin to the argument of a dictator who says, “Give up more of your freedom and I’ll take care of you.”

      “Performance is the greatest defense against getting taken over. Ultimately if you perform well you remain independent, because your stock price stays up,” Source: T.J. Dermot Dunphy, CEO of Sealed Air for more than 25 years.

      Since the 1980s Fidelity, a mutual fund giant with $800 billion invested, has withheld votes for directors at companies which approved poison pills, Wall Street Journal, June 12, 2002.

      Beware of substitutes: I believe that any poison pill bylaw or policy, with a loophole to forego or stall a shareholder vote would not be a substitute for this proposal. Also any poison pill bylaw or policy which could be removed without a shareholder vote would not be a substitute.

Threat of Hostile Takeover Can Improve Management

      Some of us who’ve followed closely the increasing arc of CEO pay believe it’s no coincidence that the rise began just as courts and legislatures were erecting obstacles to hostile takeovers. Hectoring board members to act more independently is poor substitute for the bracing possibility that shareholders could turn on a dime and sell the company out from under its present management. An important negative check on management went missing when we were left waving ever-larger carrots in front of management in hopes of inducing them to serve shareholder interests. Carrots are fine, but a stick is often handy, too. Wall Street Journal. Feb. 24, 2003

Council of Institutional Investors Recommendation

      The Council of Institutional Investors www.cii.org, an organization of 130 pension funds investing $2 trillion, called for shareholder approval of poison pills. In recent years, companies have redeemed their pill or have provided for a shareholder vote. I believe that our company should follow suit and allow shareholders a vote on this key issue.

Poison Pill Subject to Shareholder Vote

Yes on 3

THE MESA AIR BOARD RECOMMENDS YOU VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

•	Mesa Air has no poison pill or shareholder rights plan and it is unlikely that the Board of Directors of the Company would ever need to consider such a plan.

•	On December 30, 2003, the Board adopted a policy statement on poison pills, which provides that the Company will only adopt a rights plan if either shareholders have approved adoption of the rights plan, or the Board in its exercise of its fiduciary responsibilities, including a majority of the independent members of the Board, makes a determination that, under the circumstances existing at the time, it would be in the best interests of the Company’s stockholders to adopt a rights plan without the delay in adoption that would come from the time reasonably anticipated to seek shareholder approval.

      We support the principle of shareholder voting on rights plans and have adopted the above policy on poison pills to provide for such a shareholder vote, except under the circumstances where the Board, in its exercise of its fiduciary responsibilities, including a majority of the independent members of the Board, makes a determination that it would be in the best interests of the Company’s shareholders to adopt a rights plan without the delay in adoption that would come from the time reasonably anticipated to seek shareholder approval. By adopting this policy, we do not believe it is necessary or appropriate to subject any determination our Board makes with respect to shareholder rights plans to a subsequent shareholder vote, as required by the above shareholder proposal.

      Shareholder rights plans are designed to encourage potential acquirors to negotiate directly with the Board, which is in the best position to negotiate on behalf of all shareholders, evaluate the adequacy of any potential offer and protect shareholders against unfair and abusive takeover tactics. Without the protection of a shareholder rights plan, the Board could lose important bargaining power in negotiating with a potential acquiror or pursuing potentially superior alternatives.

      We believe there is compelling evidence that shareholder rights plans are beneficial to shareholders’ interests. Approximately 2,164 companies have adopted shareholder rights plans, including more than half of the companies in the Standard & Poor’s 500 Index. Studies have shown that companies adopting such plans receive higher takeover premiums than those companies without rights plans. For example, a 1997 study by Georgeson and Company, Inc. found that premiums paid to acquire companies with shareholder rights plans were 8% higher than premiums paid to companies without shareholder rights plans. At the same time, shareholder rights plans do not prevent companies from being acquired at prices that are fair and adequate to shareholders. Furthermore, it is consistent with corporate governance principles that decisions involving a potential sale of the Company rest with the Board of Directors which will evaluate the merits of any acquisition proposal in accordance with its fiduciary duty to shareholders. Because a shareholder rights plan can be an effective tool in a takeover attempt, the Company believes the adoption of such a plan is appropriately within the scope of the Board’s responsibilities.

      We further believe that requiring shareholder approval of a rights plan subsequent to its adoption by the Board would not give management and directors greater incentive to deal effectively with shareholder value issues because the Board has a fiduciary duty to act in the interests of the Company and shareholders on all matters affecting the Company’s business.

      For the reasons discussed above, the Board believes that the Company should retain the ability to adopt a shareholder rights plan for the protection of shareholders.

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THE ABOVE PROPOSAL.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

(PROPOSAL NO. 4)

      Deloitte & Touche has been selected as the Company’s independent auditors for the fiscal year ending September 30, 2004. Shareholder ratification of the selection of Deloitte & Touche as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche for shareholder ratification as a matter of good corporate practice. Deloitte & Touche has audited the Company’s financial statements since 2000. Notwithstanding the selection, the Board, in its discretion, may direct appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its shareholders. A representative of Deloitte & Touche is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to be available to respond to appropriate questions.

      Ratification of the appointment of Deloitte & Touche as the Company’s independent auditors for fiscal year 2004 will require the affirmative vote of the holders of at least a majority of the outstanding Common Stock represented in person or by proxy at the Annual Meeting. All of the directors and executive officers of the Company have advised the Company that they will vote their shares of Common Stock “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2004. If the holders of at least a majority of the outstanding Common Stock fail to ratify the appointment of Deloitte & Touche as the Company’s independent auditors, the Audit Committee will consider such failure at a subsequent meeting of the Audit Committee and determine, in its discretion, what actions it should take, if any.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF
DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT
AUDITORS FOR FISCAL YEAR 2004.

Annual Report

      The 2003 Annual Report, which was mailed to shareholders with this proxy statement, contains financial and other information about our activities, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials. The information contained in the “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee of the Board of Directors,” and “Comparison of Stock Performance” in this proxy statement shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Act of 1934, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

      The Company will provide upon written request, without charge to each shareholder of record as of the Record Date, a copy of the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2003, as filed with the Securities and Exchange Commission. Any Exhibits listed in the Form 10-K also will be furnished upon request at the Company’s expense. Any such request should be directed to the Company’s Corporate Secretary at the Company’s executive offices at 410 North 44th Street, Suite 700, Phoenix, Arizona 85008.

Voting by Proxy

      In order to ensure that your shares will be represented at the Annual Meeting, please sign and return the enclosed Proxy in the envelope provided for that purpose, whether or not you expect to attend. Any shareholder may, without affecting any vote previously taken, revoke a written proxy by giving notice of revocation to the Company in writing or by executing and delivering to the Company a later dated proxy.

Shareholder Proposals for Action at the Company’s Next Annual Meeting

      A shareholder proposal for shareholder action at the next Annual Meeting of Shareholders to be held in 2005, must be received by the Company’s Secretary at the Company’s offices no later than September 27, 2004, in order to be included in the Company’s proxy statement and form of proxy for that meeting. Such proposals should be addressed to the Corporate Secretary, Mesa Air Group, Inc., 410 North 44th Street, Suite 700, Phoenix, Arizona 85008. If a shareholder proposal is introduced at the 2004 Annual Meeting of Shareholders without any discussion of the proposal in the Company’s proxy statement, and the shareholder does not notify the Company on or before December 10, 2004, as required by the Securities and Exchange Commission’s Rule 14(a)-4(c)(1), of the shareholder’s intent to raise such proposal at the Annual Meeting of Shareholders, then proxies received by the Company for the 2005 Annual Meeting will be voted by the persons named as such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

By Order of the Board of Directors

Jonathan G. Ornstein, Chairman of the
Board and Chief Executive Officer

Appendix A

2003 EMPLOYEE STOCK INCENTIVE PLAN

OF

MESA AIR GROUP, INC.

Section 1.     Purpose of Plan

      The purpose of this 2003 Employee Stock Incentive Plan (this “Plan”) of Mesa Air Group, Inc., a Nevada corporation (the “Company”), is to enable the Company and any subsidiary corporation (as the term is defined in Code Section 424(f), hereinafter each a “Subsidiary” or the plural “Subsidiaries”) to attract, retain and motivate their officers and other key employees, and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company.

Section 2.     Administration of Plan

      2.1 Composition of Committee. This Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”), as appointed from time to time by the Board of Directors. The Board of Directors shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof. Notwithstanding the foregoing, with respect to any Award that is not intended to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of one or more directors of the Company (who may but need not be members of the Committee) and may delegate to any such Subcommittee(s) the authority to grant Awards, as defined in Section 5.1 hereof, under the Plan to Eligible Persons, to determine all terms of such Awards, and/or to administer the Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

      2.2 Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term “fair market value” shall mean, as of any date, the closing price for a Share (as defined in Section 3.1) reported for the last trading day prior to such date by the NASDAQ Stock Market (or such other stock exchange or quotation system on which Shares are then listed or quoted) or, if no Shares are traded on the NASDAQ Stock Market (or such other stock exchange or quotation system) on the date in question, then for the next preceding date for which Shares traded on the NASDAQ Stock Market (or such other stock exchange or quotation system); and (ii) the term “Company” shall mean the Company and its Subsidiaries, unless the context otherwise requires;

(b) to determine which persons are Eligible Persons (as defined in Section 4), to which of such Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards;

(c) to grant Awards to Eligible Persons and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms

1

may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a change of control), or other factors;

(d) to establish, verify the extent of satisfaction of, adjust, reduce or waive any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(e) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

(f) to determine whether, and the extent to which, adjustments are required pursuant to Section 10;

(g) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(h) to make all other determinations deemed necessary or advisable for the administration of this Plan.

      2.3 Determinations of the Committee. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Eligible Persons and Participants. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

Section 3.     Stock Subject to Plan

      3.1 Aggregate Limits. The aggregate number of shares of the Company’s Common Stock, no par value (“Shares”), issued pursuant to all Awards granted under this Plan shall not exceed 1,000,000; plus, the number of shares subject to awards granted under the Company’s 1996 Stock Option Plan but which are not issued under such plans as a result of the cancellation, expiration or forfeiture of such awards (such Shares being known as the “1996 Plan Shares”). The aggregate number of Shares available for issuance under this Plan and the number of Shares subject to outstanding Options or other Awards shall be subject to adjustment as provided in Section 10. The Shares issued pursuant to this Plan may be Shares that either were reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

      3.2 Additional Limits. The aggregate number of Shares subject to Options granted under this Plan during any calendar year to any one Eligible Person shall not exceed 150,000 (taking into account the number of shares associated with an Option granted and then cancelled during such calendar year). The aggregate number of Shares issued or issuable under all Awards granted under this Plan, other than Options, during any calendar year to any one Eligible Person shall not exceed 50,000 (taking into account the number of shares associated with the Awards other than Options granted and then cancelled during such calendar year). The foregoing limitations of this Section 3.2 shall not apply to the extent that they are no longer required in order for compensation in connection with grants of Awards under this Plan to be treated as “performance-based compensation” under Code Section 162(m) and, if no longer required, a change in such limitation shall not be subject to stockholder approval as required under Section 13 hereof. The aggregate number of Shares that may be issued pursuant to the exercise of ISOs granted under this Plan shall not exceed 1,000,000 (provided that such Shares shall not include the 1996 Plan Shares), which number shall be calculated and adjusted pursuant to Section 3.3 and Section 10 only to the extent that such calculation or adjustment will not affect the status of any Option intended to qualify as an ISO under Code Section 422, or whether this Plan meets the requirements under Code Section 422(b)(1). For the avoidance of all doubt, the 1996 Plan Shares may not be issued pursuant to the exercise of ISOs granted under the Plan.

      3.3 Issuance of Shares. For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award and shall not include Shares subject to Awards that have been canceled, expired or forfeited or Shares subject to Awards that have been delivered (either actually or constructively by attestation) to or retained by the Company in payment or satisfaction of the purchase price or exercise price of an Award.

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Section 4.     Persons Eligible Under Plan

      Any person who is an employee or prospective employee of the Company or any of its Subsidiaries shall be eligible to be considered for the grant of Awards hereunder; provided that the Award to such prospective employee is conditioned on the prospective employee’s commencement of employment (an “Eligible Person”). The status of the chairman of the Board of Directors as an “employee” shall be determined by the Committee.

Section 5.     Plan Awards

      5.1 Award Types. The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of arrangements with Eligible Persons and to confer certain benefits on them. The following arrangements or benefits are authorized under this Plan if their terms and conditions are not inconsistent with the provisions of this Plan: Options, Performance Shares and Restricted Stock. Such arrangements and benefits are sometimes referred to herein as “Awards.” The authorized types of arrangements and benefits for which Awards may be granted are defined as follows:

(a) Options: An Option is a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or terms and conditions or other document evidencing the Award (the “Option Document”). Options intended to qualify as Incentive Stock Options (“ISOs”) pursuant to Code Section 422 and Options not intended to qualify as ISOs (“Nonqualified Options”) may be granted under Section 6.

(b) Performance Shares. Performance Shares is an award made under Section 8, to receive a number of Shares, the payment of which is contingent upon achieving certain Committee established performance standards derived from the Qualifying Performance Criteria described in Section 9.2 hereof. Once the conditions for the Performance Shares are met, the Performance Shares shall be payable either in cash or Shares (or both) by reference to the fair market value of the Shares enumerated in the Performance Shares at such time as determined by the Committee in the Award.

(c) Restricted Stock: A Restricted Stock is an award or issuance of Shares under Section 7, subject to certain restrictions and the risk of forfeiture and terms as are expressed in the agreement or other document evidencing the Award.

      5.2 Grants of Awards. An Award may consist of one such arrangement or benefit or two or more of them in tandem, and the terms as established by the Committee for all Awards granted hereunder may include performance standards derived from the Qualifying Performance Criteria, and the receipt of any Award may be contingent on performance standards derived from the Qualifying Performance Criteria.

Section 6.     Options

      The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others.

      6.1 Option Document. Each Option Document shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions and (f) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. Option Documents evidencing ISOs shall contain such terms and conditions as may be necessary to qualify, to the extent determined desirable by the Committee, with the applicable provisions of Section 422 of the Code.

      6.2 Option Price. The purchase price per share of the Shares subject to each Option granted under this Plan shall equal or exceed 100% of the fair market value of a Share on the date the Option is granted.

      6.3 Option Term. The “Term” of each Option granted under this Plan, including any ISOs, shall be 10 years from the date of its grant, unless the Committee provides for a lesser term.

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      6.4 Option Vesting. Options granted under this Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option’s Term as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option the Committee may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option, except that no Option shall first become exercisable within one (1) year from its date of grant, other than as may be provided in an Award by the Committee in the Option upon a change of control, a fundamental Change, death or disability of the Eligible Person.

      6.5 Termination of Employment other than as a Result of Death or Disability. An ISO of any Participant who shall cease to be an Employee other than as a result of his death or disability shall be exercisable only to the extent exercisable on the date of termination of employment (i.e., to the extent vested) and must be exercised on or before the option expiration date specified in the Option Agreement but is no event later than the date that is three (3) months following the date of termination of employment. To the extent any ISO is not exercisable on the date of termination of employment (i.e., to the extent not vested) such ISO shall terminate on the date of termination of employment. To the extent any ISO is not exercised within the time period provided, such ISO shall terminate as of the date of expiration of such time period. Nothing in the Plan shall be construed as imposing any obligation on the Company to continue the employment of any Participant or shall interfere or restrict in any way the rights of the Company to discharge any Employee at any time for any reason whatsoever, with or without cause.

      6.6 Payment of Exercise Price. The exercise price of an Option shall be paid in the form of one of more of the following, as the Committee shall specify, either through the terms of the Option Document or at the time of exercise of an Option: (a) cash or certified or cashiers’ check, (b) shares of capital stock of the Company that have been held by the Participant for such period of time as the Committee may specify, (c) other property deemed acceptable by the Committee, (d) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, (e) payment under an arrangement with a broker selected or approved by the Company where payment is made pursuant to an irrevocable commitment by the broker to deliver to the Company proceeds from the sale of the Shares issuable upon exercise of the Option, or (f) any combination of (a) through (d).

      6.7 No Option Repricing. Without the approval of stockholders, the Company shall not reprice any Options. For purposes of this Plan, the term “reprice” shall mean lowering the exercise price of previously awarded Options within the meaning of Item 402(i) under Securities and Exchange Commission Regulation S-K (including canceling previously awarded Options and regranting them with a lower exercise price).

Section 7.     Restricted Stock Awards

      The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be determined by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

      7.1 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination of such times, under such circumstances, in such installments, upon the satisfaction of continued employment, standards derived from the Qualifying Performance Criteria, lapse of time, certain acceleration events like death or disability or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

      7.2 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a standard derived from the Qualifying Performance Criteria during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and re-acquired by the Company; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting

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from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

      7.3 Certificates for Restricted Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

Section 8.     Performance Shares

      The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be determined by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

      8.1 Right to Payment. A grant of Performance Shares gives the Participant the right to a number of Shares, contingent upon certain performance standards established by the Committee and derived from the Qualifying Performance Criteria, and certain other terms and conditions as may be established by the Committee. Once the conditions and terms for the performance Shares have been met, the Performance Shares shall be payable the Company either in cash or Shares (or both) by reference to the fair market value of the Shares enumerated in the Performance Shares and the timing of such payment of cash or Shares shall set forth in the Award for the Performance Shares by the Committee.

      8.2 Other Terms. The time period for the measurement of any performance standard or criteria shall be any time period established by the Committee, but under no circumstance shall a Performance Shares be granted after the expiration of the Plan, and the applicable performance associated with such Performance Share must begin before the expiration of this Plan. The cash or Shares paid with respect to Performance Shares may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

Section 9.	Other Provisions Applicable to Awards

      9.1 Transferability. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto.

      9.2 Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole, to a business unit or subsidiary, or based on comparisons of any of the performance measures relative to other companies, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share or increases of same, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital or investment, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) pre-tax or after-tax profit levels expressed in either absolute dollars, (p) revenues or revenue growth, (q) economic or cash value added, (r) results of customer satisfaction surveys, (s) other measures of performance, quality, safety, productivity or process improvement, (t) market share, (u) overhead or other expense reduction, (v) departure or on-time arrival performance, and (w) baggage handling. These factors may have a minimum performance standard, a target performance standard and a maximum performance standard. The Committee shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws

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or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

      9.3 Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

      9.4 Documents Evidencing Awards. Except for ISOs prior to the effective date of the Plan as set forth in Section 17, the Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent stockholder approval of this Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

      9.5 Tandem Stock or Cash Rights. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

      9.6 Financing. The Committee may in its discretion provide financing to a Participant in a principal amount sufficient to pay the purchase price of any Award and/or to pay the amount of taxes required by law to be withheld with respect to any Award. Any such loan shall be subject to all applicable legal requirements and restrictions pertinent thereto, including Regulation U promulgated by the Federal Reserve Board. The grant of an Award shall in no way obligate the Company or the Committee to provide any financing whatsoever in connection therewith.

      9.7 Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

Section 10.	Changes in Capital Structure

      10.1 Corporate Actions Unimpaired. The existence of outstanding Awards (including any Options) shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (a) the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the

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Company convertible into such shares or other securities, (b) the payment of a dividend in property other than Shares, or (c) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options or other Awards theretofore granted or the purchase price per Share, unless the Committee shall determine in its sole discretion that an adjustment is necessary to provide equitable treatment to a Participant.

      10.2 Adjustments Upon Certain Events. If the outstanding Shares or other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the Committee may appropriately and equitably adjust the number and kind of Shares or other securities which are subject to the Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities without changing the aggregate exercise or settlement price, provided, however, that such adjustment shall be made so as to not affect the status of any Award intended to qualify as an ISO or as “performance based compensation” under Section 162(m) of the Code.

Section 11.	Mergers and Liquidation

      Except as limited by the provisions of Code Section 422 of the Code and the terms of any individual Award, if the company is the surviving corporation in any merger or consolidation, all Awards shall remain in force, and any: (1) Option granted under the Plan shall remain outstanding pursuant to the terms of the Plan and the Award; and (2) Restricted Stock granted under the Plan shall continue to be outstanding pursuant to the terms of the Award and this Plan. Except to the extent otherwise provided in an Award document, by the Board, or as limited by Code Section 422, dissolution or liquidation of the Company shall cause every unvested Option, Restricted Stock or other Award for which there remains contingencies, conditions and unmet performance standards to terminate. Except as limited by Code Section 422, a merger or consolidation in which the Company is not the surviving corporation shall also cause every unvested Option, Restricted Stock or other Award for which there remains contingencies, conditions and unmet performance standards to terminate unless specifically provided otherwise in an Award document or by the Board.

Section 12.	Taxes

      12.1 Withholding Requirements. The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes that the Committee determines are required in connection with any Award granted under this Plan, and a Participant’s rights in any Award are subject to satisfaction of such conditions.

      12.2 Payment of Withholding Taxes. Notwithstanding the terms of Section 12.1, the Committee may provide in the agreement or other document evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Company by withholding shares of the Company’s capital stock otherwise issuable or subject to such Award, or by the Participant delivering previously owned shares of the Company’s capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid, or by a broker selected or approved by the Company paying such amount pursuant to an irrevocable commitment by the broker to deliver to the Company proceeds from the sale of the Shares issuable under the Award. Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to approval by the Committee.

Section 13.	Amendments or Termination

      The Board may amend, alter or discontinue this Plan or any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the anti-dilution adjustment provisions of Section 10.2, no such amendment shall, without the approval of the stockholders of the Company:

(a) change the maximum number of shares of Common Stock for which Awards may be granted under this Plan;

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(b) reduce the price at which Options may be granted below the price provided for in Section 6.2;

(c) reduce the exercise price of outstanding Options;

(d) extend the term of this Plan;

(e) change the class of persons eligible to be Eligible Persons or Participants; or

(f) increase the number of shares that are eligible for non-Option Awards.

      The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder’s consent, under any Award theretofore granted; provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any change in control, recapitalization, stock dividend, stock split, reorganization, merger, consolidation or similar type transaction that such amendment or alteration either is required or advisable in order for the Company, the Plan, or any Award granted, to satisfy any law or regulation or to meet the requirements of any accounting standard.

Section 14.	Compliance with Other Laws and Regulations.

      This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for the Eligible Persons.

      No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

Section 15.	No Right to Company Employment

      Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual’s employment at any time. The agreements or other documents evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

Section 16.	Liability of Company

      The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Eligible Person or other persons as to:

(a) The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences. Any tax consequence expected, but not realized, by any Participant, Eligible Person or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

Section 17.	Effectiveness and Expiration of Plan

      This Plan shall be effective on the date the Company’s stockholders adopt this Plan, and no ISOs shall be granted prior to the Company’s stockholders adoption of this Plan. All Awards granted under this Plan are subject to, and may not be exercised before the approval of this Plan by the stockholders and the Awards may

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not be exercised prior to the first anniversary date of the effective date of this Plan. Stockholder approval of the Plan shall be by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company’s stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. No Awards shall be granted pursuant to this Plan more than 10 years after the effective date of this Plan.

Section 18.	Incentive Stock Options

      Notwithstanding anything in the Plan to the contrary, it is the intention of the Company and the Committee that all terms and provisions relating to Incentive Stock Options of this Plan shall be consistent with the requirements of Code Section 422 and the applicable regulations thereunder, as of the effective date of this plan, and to the extent any term or provision of this Plan relating to Incentive Stock Options is inconsistent with Code Section 422 and the applicable regulations thereunder at that date, the term or provision shall be read, interpreted or substituted so as to be consistent with the applicable provision of Code Section 422 or the regulations thereunder.

Section 19.	Non-Exclusivity of Plan

      Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 20.	Governing Law

      This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Nevada and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

Section 21.	Miscellaneous Matters

      21.1 Annulment of Awards. The grant of any Award under the Plan payable in cash is provisional until cash is paid in settlement thereof. The grant of any Award payable in Shares is provisional until the Participant becomes entitled to the certificates in settlement thereof. In the event the employment of a Participant is terminated for cause (as defined below), any Award which is provisional shall be annulled as of the date of such termination for cause. For the purpose of this Section 21.1, the term “terminated for cause” means any discharge for violation of the policies and procedures of the Company or any Subsidiary or for other job performance or conduct which is detrimental to the best interests of the Company or a Subsidiary.

      21.2 Securities Law Restrictions. No Shares shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares is then listed, and any applicable Federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to refer to those restrictions. Further, without limiting the foregoing, each person exercising an Option or Performance Shares or receiving Restricted Stock may be required by the Company to give a representation in writing that he or she is acquiring Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof (regardless of whether such option and Shares covered by the Plan are registered under the Securities Act of 1933, as amended). As a condition of transfer of the certificate evidencing Shares, the Committee may obtain such other agreements or undertakings, if any, that it may deem necessary or appropriate to assume compliance with any provisions of

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the Plan or any law or regulation. Certificates for Shares delivered under the Plan may be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities laws. The Board may cause a legend or legends to be put on any such certificate to refer to those restrictions.

      21.3 Award Agreement. Each Participant receiving an Award under the Plan shall enter into an, Award Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee, in its sole discretion, shall determine.

      21.4 Costs of Plan. The costs and expenses of administering the Plan shall be borne by the Company.

      21.5 Tax Reimbursement Payments to Participants. The Committee, pursuant to the terms of the agreements or other documents pursuant to which specific Awards are made under the 2003 Plan, may agree to reimburse Participants for some or all of the federal, state and local income taxes associated with the grant or exercise of an Award or the receipt of the cash or Shares from an Award, or the 20% excise tax on any “excess parachute payments” under Code Sections 280G and Code Section 4999, and may agree to reimburse such Participants for some or all the additional federal, state and local income tax associated with the payments made under this Section 21.5.

      21.6 Government Regulations. The Plan and the granting and exercise of Options and Performance Shares hereunder, and the obligations of the Company to sell and deliver Shares under such Options and Performance Shares, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      21.7 Interpretation. If any provision of the Plan is held invalid for any reason, such holding shall not affect the remaining provisions of the Plan, but instead the Plan shall be construed and enforced as if such provisions had never been included in the Plan. Headings contained in the Plan are for convenience only and shall in no manner be construed as part of this Plan. Any reference to the masculine, feminine or neuter gender shall be a reference to such other gender as is appropriate.

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MESA AIR GROUP, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MESA AIR GROUP, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS The undersigned shareholder of Mesa Air Group, Inc., a Nevada corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated January 23, 2004, and hereby appoints Jonathan G. Ornstein or Brian S. Gillman and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of MESA AIR GROUP, INC. to be held at the Phoenix Airport Marriott, 1101 N. 44th Street, Phoenix, Arizona, on March 2, 2004, at 10:00 a.m., Arizona time, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1.	ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as marked to the contrary below):

Jonathan G. Ornstein, Daniel J. Altobello, Robert Beleson, Ronald R. Fogleman, Joseph L. Manson, Maurice A. Parker, Julie Silcock

☐	WITHHOLD AUTHORITY to vote for all nominees listed above

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below:

2.	PROPOSAL TO RATIFY THE COMPANY’S 2003 EMPLOYEE STOCK INCENTIVE PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	PROPOSAL TO ADOPT A BYLAW PROVISION TO SUBJECT TO SHAREHOLDER VOTE ON THE NEXT SHAREHOLDER BALLOT, THE ADOPTION OR EXTENSION OF ANY CURRENT OR FUTURE POISON PILL AND, ONCE ADOPTED, TO SUBJECT TO SHAREHOLDER VOTE ON THE NEXT SHAREHOLDER BALLOT THE REMOVAL OF THIS BYLAW PROVISION

☐ FOR	☐ AGAINST	☐ ABSTAIN

(continued, and to be signed, on other side)

(continued from other side)

4.	RATIFICATION OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT AUDITORS

☐ FOR	☐ AGAINST	☐ ABSTAIN

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE, “FOR” THE PROPOSAL TO RATIFY THE COMPANY’S 2003 EMPLOYEE STOCK INCENTIVE PLAN, “AGAINST” THE PROPOSAL TO ADOPT A BYLAW PROVISION TO SUBJECT TO SHAREHOLDER VOTE ON THE NEXT SHAREHOLDER BALLOT, THE ADOPTION OR EXTENSION OF ANY CURRENT OR FUTURE POISON PILL AND, ONCE ADOPTED, TO SUBJECT TO SHAREHOLDER VOTE ON THE NEXT SHAREHOLDER BALLOT THE REMOVAL OF THIS BYLAW PROVISION, “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY COME BEFORE THE MEETING.

Dated: , 2004

Please sign exactly as your name appears on the front of this Proxy Card. When shares are held in common or in joint tenancy, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

SIGNATURES:

Please return in the enclosed, postage-paid envelope.

I Will ☐   Will not ☐   attend the Meeting.